Exhibit 99.1 Portfolio & Strategic Plan Update May 28, 2020

The information contained herein should be read in conjunction with, and is qualified by, the information in KBS Real Estate Investment Trust III’s (the “Company” or “KBS REIT III”) Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “Quarterly Report”), including the “Risk Factors” Important contained therein. For a full description of the limitations, methodologies and assumptions used to value the Company’s assets and liabilities in connection with the calculation of the Company’s estimated value per share, see the Company’s Current Report on Form 8-K, filed with the Disclosures SEC on December 12, 2019. Forward-Looking Statements Certain statements contained herein may be deemed to be forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. You should interpret many of the risks identified in this presentation, in our Annual Report and in our Quarterly Report as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The COVID-19 pandemic, together with the resulting restrictions on travel and quarantines imposed, has had a negative impact on the economy and business activity globally. The extent to which the COVID-19 pandemic impacts the Company’s operations and those of its tenants and the Company’s investment in Prime US REIT will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. WWW. KBS.COM 2

Forward-Looking Statements Important The Company may fund distributions from any source including, without limitation, from offering proceeds or borrowings. Distributions paid through March 31, 2020 have been funded with cash flow from operating activities, debt financing and proceeds from asset sales. There are no guarantees that the Company will continue to pay distributions or that distributions at the current rate are sustainable. No assurances can Disclosures be given with respect to distributions. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company’s estimated NAV per share. With respect to the estimated NAV per share, the appraisal methodology used for the appraised properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors (cont.) would be willing to invest in such properties at yields equal to the expected discount rates. The valuation for the Company’s investment in units of Prime US REIT assumes a discount for the holding period risk attributable to transfer restrictions and blockage due to the quantity of units held by the Company and such discount is driven by trading volume in Prime US REIT’s units in the public market and expected future volatility. Though the appraisals of the appraised properties and the valuation of the Company’s investment in units of Prime US REIT, with respect to Duff & Phelps, and the valuation estimates used in calculating the estimated value per share, with respect to Duff & Phelps, the Company’s advisor and the Company, are the respective party’s best estimates as of September 30, 2019, December 3, 2019 or December 4, 2019, as applicable, the Company can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the appraised properties, the valuation of the Company’s investment in units of Prime US REIT and the estimated value per share. Further, the Company can make no assurances with respect to the future value appreciation of its properties and ultimate returns to investors. The estimated NAV per share does not reflect the impact of the COVID-19 pandemic on portfolio values. Stockholders may have to hold their shares for an indefinite period of time. The Company can give no assurance that it will be able to provide additional liquidity to stockholders. The Company’s conflicts committee, which is composed of all of its independent directors, has approved the pursuit of the Company’s conversion to a perpetual-life NAV REIT. However, the Company’s conversion to an NAV REIT remain subject to further approval of the conflicts committee and board of directors, and regulatory, market or business considerations, including the impact of the COVID-19 pandemic on the markets and the Company’s operations, may influence the Company to delay the implementation of the NAV REIT conversion or abandon the Company’s conversion to an NAV REIT. Even if the Company converts to an NAV REIT, there is no assurance that the Company will successfully implement its strategy. The statements herein also depend on factors such as: future economic, competitive and market conditions; the Company’s ability to maintain and/or improve occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item IA of the Company’s Annual Report and in Part II, Item 1A of the Company’s Quarterly Report. WWW. KBS.COM 3

Transactional volume in excess of $42.3 billion1, AUM About KBS of $8.0 billion1 and 23.8 million square feet under management1. Formed by Peter Bren and Buyer and seller of well-located, yield-generating office Chuck Schreiber in 1992. and industrial properties. Over 27 years of investment and Advisor to public and private pension plans, management experience with extensive endowments, foundations, sovereign wealth funds and publicly registered non-traded REITs. long-term investor relationships. A trusted landlord to thousands of office and industrial tenants nationwide. A preferred partner with the nation’s largest lenders. A development partner for office, mixed-use and multi-family developments. 1 As of March 31, 2020. WWW. KBS.COM 4

Regional Focus Map Gateway Target First-tier Target Strong Employment / Growth KBS Offices WWW. KBS.COM 5

The Impact of COVID-19 on Capital Markets and US Real Estate Investments WWW. KBS.COM 6

COVID-19 Impact Introduction Since initially being reported in December 2019, COVID-19 has spread around the world, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19. The COVID-19 pandemic has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the pandemic is rapidly evolving and many countries, including the United States, have reacted by instituting quarantines, mandating business and school closures and restricting travel. As a result, the COVID-19 pandemic is negatively impacting almost every industry, including the real estate industry and the industries of our tenants, directly or indirectly. The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Nevertheless, the COVID-19 pandemic presents material uncertainty and risk with respect to our business, financial condition, results of operations and cash flows. We continue to evaluate the impact and uncertainty of the COVID-19 pandemic on our real estate portfolio’s ongoing cash flows and monthly stockholder distributions. WWW. KBS.COM 7

As one would expect, leasing activity has come to a near halt for property tours and inquiries for new prospects. In COVID-19 addition, many of the leasing transactions that were in various stages of negotiation have slowed but continue to Impact (cont.) move forward slowly. The Federal Government has issued a guideline of three phases for states to begin easing social distancing measures and stay-at-home orders. Across the portfolio the range of expected phase 1 openings of local business varies with the majority of states beginning to ease restrictions under phase 1. Few if any sales transactions are occurring at the moment. Investments that were in various phases of the marketing process have been removed from the market and investments that were under due diligence have also slowed or been dropped by potential purchasers. Lenders remain selective on completing loan originations and are charging higher interest rate spreads, though all in rates remain low due to current LIBOR being near historic lows. WWW. KBS.COM 8

With the ongoing spread of the Coronavirus, the stock market has experienced a significant decline COVID-19 followed by marked volatility. As a result, treasury rates have continued to decline (and are now at historic lows) as investors continue to move funds into US treasuries. Additionally, the recent aggressive Impact (cont.) cut in oil prices by Saudi Arabia sent oil prices plummeting (although it has since rebounded slightly, but remains at historic lows) and puts further downward pressure on the equity markets as shown in the S&P 500 Index charts below. 10 Year Treasury Note Source: Yahoo Finance WWW. KBS.COM 9

COVID-19 Impact (cont.) It is premature to draw strong inferences about the virus’s impact on property markets. • The commercial real estate sector is not the stock market. It’s slower moving and the leasing fundamentals don’t change significantly from day to day. If the virus has a sustained and material impact on the broader economy in the long term, then the impact on the real estate market can be expected to follow. Governors face mounting court challenges • The outbreak has also prompted a flight to quality, driving investors into the over coronavirus lockdown orders. bond markets, where lower rates are creating more attractive debt/refinance options. • If past outbreaks are a useful guide, then COVID-19 could be contained by mid- year 2020, which could lead to a strong rebound in markets in the second half of the year. • News was just released recently that the CDC now says the coronavirus does not spread easily via contaminated surfaces. Many state governors are also facing potential lawsuits over what many view as excessive orders limiting public gatherings. WWW. KBS.COM 10

COVID-19 Impact (cont.) 19 Class A Over 650 Tenants Properties Located 4.8 Years Weighted with Staggered in 12 Different Average Lease Term We believe the KBS REIT III portfolio is positioned Lease Expirations to manage any short-term economic impact from Markets COVID-19 based on our liquidity, diversified tenant base, long term leases, property locations and exposure to high growth industries. The top tenants include tenants such as RBC Capital, Vast Majority of Accenture, Indeed, FIS Global and Adobe Systems. 7.8 Million RSF, Leases have 1-3% Flexible Debt Nevertheless, the COVID-19 pandemic presents 91.5% Leased Built-in Rent Structure risks and uncertainties and the full impact of the Escalations pandemic is still unknown. Our primary investment objectives have been and continue to be providing attractive and stable cash Industry distributions while seeking moderate value Diversification In-place Rents 10% 29% STEM / TAMI No one sector represents Below Market Tenants growth. over 18% of Portfolio WWW. KBS.COM 11

COVID-19 Impact (cont.) The map shown here reflects a COVIID- 19 heat map based on number of confirmed cases as well as locations where the Company’s properties are located. WWW. KBS.COM 12

COVID-19 Impact (cont.) All eyes are on the financial markets. • The virus is significantly impacting China’s economy. The precise impact to the global economy remains unknown, but it is evidently disrupting certain sectors of the economy. • Stock volatility continues as the virus spreads globally and investors struggle to price in the potential economic fallout and growing downside risk. • On March 15th , the Federal Reserve cut interest rates to zero in an emergency announcement as the crisis accelerated in the U.S. Two months later, the effects are reaching online savings accounts which have begun to reduce interest rates. SOURCE: St.Louis Fed. WWW. KBS.COM 13

COVID-19 Capital Management Impact (cont.) The impact of COVID 19 has placed significant constraints on corporate liquidity in the financial markets. As a result, we are slightly delaying the timing of refinancings and certain asset sales. We believe the Company’s low leverage and liquidity position with the ability to tap into available credit facilities enhances our ability to manage portfolio cash needs through this pandemic. MARCH 31, 2020 Total Debt $1.5 billion Loan-to-Value 42.3% Average cost of debt 3.50% per annum Average term to initial maturity 2.0 years Average term to fully extended maturity 3.8 years Total unhedged variable rate debt $336 million WWW. KBS.COM 14

COVID-19 A number of tenants have reached out to us in light of the impact of COVID-19 on their businesses. Our process when we receive such requests is generally as follows: Impact (cont.) • Process for Tenants We encourage the tenants to first look to government relief through the CARES act. In addition, we Requesting Rent Modification request tenants to respond to a COVID-19 questionnaire form which consists of several questions related to their current financial standing. Through this process, many requests are denied. • Continue dialogue with tenants who have completed the form and/or we deem to be in immediate need of rent relief. • Consider whether there is any available TI/free rent allowance in the tenant’s lease that can be applied to near term rent. • Once these steps have been taken we then work through a process to modify the lease and offer them a short term deferral generally between one to three months. WWW. KBS.COM 15

COVID-19 Depending upon the duration of quarantines and the corresponding economic slowdown, some of the Company’s tenants have or will seek rent deferrals or become unable to pay their rent. Through the 21th day of the respective Impact (cont.) months, rent collections compared to the previous 6 month average is as follows: Collections Update Period of Rent Collected % of Rent Collected Prior 6 Month Avg % Collected2 April 20201 91% 96% May 2020 92% 1 As of May 21,2020, total April collections were 96%. 2 Prior 6 month average collected represents the period October 2019 through March 2020. Since April 1, 2020, the Company received short-term rent relief requests from several tenants, in the form of rent deferral requests or abatements, which the Company is evaluating on an individual basis. Any rent relief arrangements are expected to be structured as temporary short-term deferrals of base rent that will be paid back over time. In most cases, it is in the Company’s best interest to help its tenants remain in business and reopen when shelter-in-place orders or other mandated closures are lifted. Rent relief requests to date may not be indicative of collections or requests in any future period. WWW. KBS.COM 16

Co-Working, Accommodations & Food and Retail Tenant Exposure COVID-19 Impact (cont.) Industry Comparison1 Certain industries are experiencing greater economic Remaining Sectors 91% disruption due to COVID-19 compared to others. These industries include the Co-working Space, Accommodations & Food and Retail. However, the Co-Working Company expects nominal impact from these industries 5% due to the following: • The majority of the sub-tenants in our Co-working space consist of enterprise type tenants, of which Accommodation Google makes up 50% of the total. & Food • Through May 21, 2020, we have collected April and 3% May rent of 87% and 79%, respectively, from our Co- working space tenants. Retail • The portfolio has minimal exposure to retail and 1% accommodation & food. 1 Annualized base rent represents annualized contractual base rental income as of March 31, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease’s inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio, excluding Hardware Village. WWW. KBS.COM 17

COVID-19 Park Place Village located in Leawood, KS Park Place Village is a multi-tenant mixed-use office and retail Impact (cont.) property containing 483,984 rentable SF with retail space accounting for 23% of the total rentable SF. Due to COVID-19, many retail Impact on Real Estate tenants requested rent concessions as their businesses have been The Company’s portfolio is well located severely impacted. Given these uncertainties, the Company recorded an impairment charge of $19.9 million to write down the carrying throughout the U.S. and leased to a value of Park Place Village to its estimated fair value. Additionally, stable and diversified tenant base AMC, whose corporate headquarters is at Park Place Village, has also under long-term leases, which has been significantly impacted by the COVID-19 crisis. helped minimize the impact from COVID-19 thus far. However, the Company did recognize an impairment charge on Park Place Village due to the property’s exposure to the retail and Key Tenants accommodation and food industries. Tenant Sq. Ft. % of Property RSF AMC 150,340 31.1% SCOR Global 40,286 8.3% RPS Financial 32,523 6.7% WWW. KBS.COM 18

COVID-19 Distribution History: Impact (cont.) Special Dividend Distributions December 2019 $0.80/share While there is some near term impact to Distributions revenues, our exposure to the industries January 1, 2019 – $0.65/share* that are currently most impacted by COVID- December 31, 2019 19 is limited. Based on rent collections January 2020 - May 20201 $0.60/share* through May 2020, the Company’s Board of Directors has maintained the same distribution rate for April and May *on an annualized basis compared to the distribution rate for the first three months of 2020. The ability to 1 Decrease in annualized distribution rate per share is due to a special dividend of $0.80/share that was paid to stockholders in December 2019 (the “Special maintain a consistent dividend in April and Dividend”). The Special Dividend was paid in the form of cash and stock and the decrease in distribution per share to a stockholder would be fully or partially offset by the increase in total shares outstanding as a result of the Special Dividend May (during the COVID-19 crisis) illustrates depending on whether the stockholder elected all stock or received part of the distribution in cash. If an investor elected to receive 100% of the Special Dividend the strength and diversity of the tenant in stock, the total distribution received per month during January through May of 2020 would be comparable to the monthly distribution received prior to 2020. base within the real estate portfolio. WWW. KBS.COM 19

Fund and Portfolio Overview 20

Fund and Portfolio Overview1 December 2019 Estimated Value of Current Portfolio of Properties1,2 $3.2 billion As of March 31, 2020, unless otherwise April 30, 2020 Value of Investment in units of PRIME US REIT 3 noted. $214.3 million Rentable Square Feet1 7.8 million Total Leased Occupancy1,4 91.5% 1 Excludes Hardware Village, a multifamily development project, which was sold subsequent to March 31, 2020. 5 2 Current portfolio of properties as of March 31, 2020, value based solely on the appraised Total Leverage (Loan-to-Value) values as of September 30, 2019 as reflected in the December 2019 estimated share value and does not reflect the impact of the COVID-19 pandemic on portfolio values. The appraised values do not take into account estimated disposition costs and fees. 42.3% 3 The estimated value of KBS REIT III's investment in Prime US REIT units was based on the closing price of the units on the SGX of $0.74 per unit as of April 30, 2020 and does not take into account the remaining lock-up restrictions on 50% of the units and potential blockage due to the quantity of units KBS REIT III owns. Distributions Paid in Q1 2020 4 Includes future leases that had been executed but had not yet commenced as March 31, 2020. 6 5 Calculated as total debt as of March 31, 2020, divided by the December 2019 estimated $0.60/share ordinary distributions value of the portfolio of properties of $3.3 billion and current value of investment in PRIME US REIT as of April 30, 2020. 6 On an annualized basis. During Q1 2020, KBS REIT III declared monthly distributions at a rate of $0.04983333/share WWW. KBS.COM 21

KBS

The Current Portfolio of Properties

Property	Metro City	Building Class (A,B or C)	Sq. Ft.	Classification (CBD, Urban, Suburban)	Mass Transit Availability	Leased Occupancy at Acquisition	Leased Occupancy at March 31, 2020[1]
WEST							
Anchor Centre	Phoenix	A	333,014	Suburban	Metro	78%	94%
Salt Lake Hardware	Salt Lake City	A	210,256	CBD	Metro/Light Rail	92%	93%
201 Spear	San Francisco Bay Area	A	252,591	CBD	Subway/Metro/Light Rail	84%	97%
Ten Almaden	San Francisco Bay Area	A	309,255	CBD	Metro/Light Rail	89%	94%
The Almaden	San Francisco Bay Area	A	416,126	CBD	Metro/Light Rail	95%	99%
Towers II & III at Emeryville	San Francisco Bay Area	A	592,811	Urban	Metro/Light Rail/Shuttle	85%	86%
CENTRAL							
Legacy Tower Center	Dallas	A	522,043	Urban	None	89%	91%
Preston Commons	Dallas	A	427,799	Urban	None	88%	82%
Sterling Plaza	Dallas	A	313,609	Urban	None	87%	97%
RBC Plaza	Minneapolis	A	710,332	CBD	Metro/Light Rail	86%	98%
Domain Gateway	Austin	A	183,911	Urban	Metro/Light Rail	100%	100%
515 Congress	Austin	A	263,058	CBD	Metro/Light Rail	95%	95%
EAST							
Park Place Village	Kansas City	A	483,984	Suburban	None	95%	88%
Accenture Tower	Chicago	A	1,457,724	Urban	Subway/Metro	93%	85%
Carillon	Charlotte	A	488,277	Urban	Metro/Light Rail	92%	94%
201 17th Street	Atlanta	A	355,870	Urban	Shuttle	93%	96%
3001 Washington	Washington, D.C.	A	94,836	Urban	Metro	31%	100%
3003 Washington	Washington, D.C.	A	210,804	Urban	Metro	96%	99%
McEwen Building	Nashville	A	175,262	Suburban	None	97%	83%

1 Includes future leases that had been executed but had not yet commenced as March 31, 2020.

WWW. KBS.COM

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The Current Portfolio of Properties This map shows the markets where the current portfolio of properties is located. The Company’s Properties are: • In prime locations within the markets, via proximity to urban centers, an educated workforce, attractive live/work/play amenities, and/or mass transit. • In top tech markets. WWW. KBS.COM 23

KBS

Statistics for the Current Portfolio

Market Diversification [1]

Invested in Target Markets:

50% of value[2] in CBRE's Top 10 Tech Markets

90% of value[2] in CBRE's Top 25 Tech Markets



Nashville 2%
Salt Lake City 2%
Phoenix 3%
Kansas City 3%
Atlanta 4%
Charlotte 5%
Minneapolis 5%
Washington D.C. Metro (2 Properties) 7%
Austin (2 Buildings) 8%
Dallas (3 Properties) 14%
31% San Francisco Bay Area (4 Properties)
16% Chicago (1 Property)

1 Based solely on the appraised values as of September 30, 2019 as reflected in the December 2019 estimated share value for the current portfolio of properties excluding Hardware Village, which was sold subsequent to March 31, 2020. The appraised values do not take into account estimated disposition costs and fees or reflect the impact of the COVID-19 pandemic on portfolio values.

2 Per CBRE's 2019 Tech Talent Report

Asset Diversification [1]

Asset Diversification:

Largest asset accounts for just 16%



Park Place Village 3%
Domain Gateway 3%
Sterling Plaza 4%
201 17th Street 4%
515 Congress 5%
Preston Commons 5%
Carillon 5%
Legacy Town Center 5%
RBC Town Plaza 5%
3003 Washington 5%
Ten Almaden 7%
16% Accenture Tower
10% The Towers at Emeryville II & III
9% Other³
7% 201 Spear Street
7% Almaden Financial Plaza

3 "Other" is comprised of various properties that individually represent less than 3% of total value.

WWW. KBS.COM

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KBS

Statistics for the Current Portfolio

Over 650 Tenants with Staggered Lease Expirations and Industry Diversification


Tenant Industries 1
Communications Equipment Manufacturing 1%
Scientific Research & Development 1%
Healthcare & Social Assistance 5%
Computer Systems Design & Related Services 5%
Information 6%
Professional, Scientific, & Technical Services 11%
Transportation & Warehousing 3%
Insurance Carriers & Related Activities 3%
Administrative & Support & Waste Management & Remediation Services 4%
Management Consulting Services 6%
STEM/TAMI2 29%
18% Finance
17% Other3
Real Estate & Rental & Leasing 11%
9% Legal Services

- Industry diversification provides downside protection from any single industry. No one sector represents over 18% of the total portfolio.
- STEM/TAMI[2], the fastest growing sector, represents 29% of the total portfolio.


Lease Expirations 1
Annualized Base Rent ($000)
$40000
$30000
$20000
$10000
$0
9.7%
7.2%
15.6%
12.0%
9.9%
6.0%
7.4%
5.6%
4.0%
8.2%
14.4%
2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
Thereafter

1 Annualized base rent represents annualized contractual base rental income as of March 31, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio, excluding Hardware Village.

2 STEM is an industry abbreviation which stands for science, technology, engineering, and math, and TAMI stands for technology, advertising, media, and information.

3 "Other" is comprised of various industries that individually represent less than 3.0% of total annualized base rent, excluding STEM/TAMI industries.

WWW. KBS.COM

25

KBS

Statistics for the Current Portfolio

Accenture will become the 2nd largest tenant based on SF, once its expansion lease commences in 2022.

Signed an expansion lease in July 2019, increasing space to 263,718 SF for 15 years of term

Top 10 Tenants [1]

TOP 10 TENANTS	INDUSTRY SECTOR	PROPERTY	NLA (SQ. FT)	WEIGHTED AVERAGE LEASE TERM (YRS)	% OF ANNUALIZED BASE RENT [2]
CNA Corporation	Management Consulting	3003 Washington	152,414	9.2	4.0%
WeWork[3]	Real Estate and Rental and Leasing	201 Spear Street, Legacy Town Center	132,645	10.9	3.5%
Indeed.com	Professional, Scientific, and Technical Services	Domain Gateway	183,911	12.9	3.3%
RBC Capital Markets, LLC	Finance	RBC Plaza, The Almaden	304,120	2.6	3.1%
ZOOM Video Communications	Computer Systems Design	The Almaden	87,025	8.9	2.3%
American Multi-Cinema, Inc	Arts & Entertainment	Park Place Village	150,340	9.9	2.2%
WorldPay US, Inc.	Finance	201 17th Street	130,088	7.0	1.7%
Gracenote, Inc.	Information	Tower II & III at Emeryville	54,903	3.8	1.4%
Expedia Inc.	Travel	Accenture Tower	115,604	8.9	1.4%
Nelson Mullins Riley & Scarborough	Legal	201 17th Street	120,249	8.8	1.4%
		TOTAL / WEIGHTED AVG.	1,444,614	8.6	24.3%

1 As of March 31, 2020.

2 Annualized base rent represents annualized contractual base rental income as of March 31, 2020, adjusted to straight-line any contractual tenant concessions (including free rent), rent increases and rent decreases from the lease's inception through the balance of the lease term. Percent of annualized base rent is based on total annualized base rent of the current portfolio, excluding Hardware Village.

3 Of the total WeWork leased space, approximately 78,000 square feet is leased to Google on a multi-year agreement.

WWW.KBS.COM

26

1 Capital Management As of March 31, 2020, unless otherwise noted Initial Debt Maturities 1 $800,000 $737,117 3 Total Debt1 $1.5 billion $600,000 $379,245 $400,000 $294,623 $200,000 Loan-to-Value2 42.3% $93,000 $0 $0 $0 Average cost of debt 3.50% per annum Interest Rate Exposure (in millions) Fixed Interest Rate Variable Interest Debt Average term to initial maturity 2.0 years Rate (Unswapped) $93 $336 6% 22% Average term to fully extended maturity 3.8 years Variable Interest Rate (Swapped) 1 Based on total debt as of March 31, 2020. 2 Loan-to-Value equals the total debt as of March 31, 2020 divided by the December 2019 estimated value of the portfolio of properties $1,075 of $3.3 billion and current value of investment in PRIME US REIT as of April 30, 2020. 3 All of the debt initially maturing in 2020 has extension options. 72% WWW. KBS.COM 27

Property Updates 28

Hardware Village Sale A two building multi-family apartment complex SALE PRICE $178.0 million Hardware Village was sold on May 7, 2020 for a gross sale price of $178.0 million. The cost basis at disposition was $128.3 million. In connection with the sale, KBS REIT III provided short-term seller financing to the purchaser in the form of a promissory note for $150.2M, which will mature May 6, 2021. The promissory note is secured by Hardware Village. The sale was completed at a price above the December 2019 appraised value of the property. WWW. KBS.COM 29

Strategic Plan Update NAV Conversion 30

NAV Conversion Conversion to an NAV REIT fulfills certain key The Company’s Board of Directors finalized objectives of the Company including the current a review of strategic alternatives in an portfolio size and performance, shareholder desire for effort to further enhance shareholder liquidity as well as their desire to stay invested and liquidity and maximize shareholder current market environments. value. Based on their analysis, the board has determined to pursue a conversion into an NAV REIT. On May 7, 2020, at the NAV REITs at a Glance annual shareholders’ meeting, the Perpetual Life Investment Vehicle Company’s shareholders approved two proposals related to the Company’s pursuit Potential enhanced liquidity, up to 20% of equity per year to convert to an NAV REIT. Frequent valuations Lower up-front fees WWW. KBS.COM 31

NAV Conversion The impact of COVID-19 has altered the landscape of the real estate market in its entirety. The disruption has Update on Timing reduced cashflows and halted leasing activity resulting in reductions of real estate values. Specific to the REIT III portfolio, the COVID-19 crisis has caused us to delay certain asset sales and potential refinancing opportunities which would further increase the strength of the REITs liquidity position and ability to provide increased liquidity to shareholders. Although we believe we are positioned to successfully respond to the pandemic, the impact of COVID-19 on our operations and the capital and financial markets may influence us to delay the implementation of the NAV REIT conversion in the near term. WWW. KBS.COM 32

REIT III Goals & Objectives Distribute operating cash flows to stockholders Efficiently manage the real estate portfolio throughout the COVID 19 crisis in order to maximize the long-term portfolio value to stockholders Carefully evaluate all tenant rent deferral requests to make sure we are providing rent relief where it is necessary, while being repaid on such deferrals either over time or through a longer term lease extension Constantly review the liquidity needs of the portfolio in order to retain capital to enhance asset values while continuing to monitor and address the need for ongoing stockholder liquidity Continue to monitor the properties in the portfolio for any beneficial sale opportunities in order to maximize value Pursue NAV REIT Conversion WWW. KBS.COM 33

Q&A For additional questions, contact KBS Capital Markets Group Investor Relations (866) 527-4264 34